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Exhibit 4

Common Stock Number		Common Stock Shares
Community Valley Bancorp Incorporated under the laws of the State of California
See Reverse for Certain Definitions
CUSIP

This certifies that:

is the record holder of:

shares of no par value common stock of
Community Valley Bancorp

hereinafter designated the "Company", transferable on the share register of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. By the acceptance of this Certificate, the holder hereof assents to and agrees to be bound by all of the provisions of the Articles of Incorporation and all amendments thereto.

        Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

        Dated:

James S. Rickards Secretary	Community Valley Bancorp Incorporated July 16, 2001 California	Keith C. Robbins President and Chief Executive Officer

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—as tenants in common	UNIF GIFT MIN ACT— Custodian
(Cust) (Minor)
TEN ENT	—as tenants by the entireties	under Uniform Gifts to Minors Act
(State)
JT TEN	—as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For valued received,                          hereby sell, assign and transfer unto

Please insert social security or other identifying number of assignee

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                   Attorney to transfer said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed
By
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature guarantee medallion program) pursuant to S.E.C. Rule 17Ad-15.

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  Exhibit 4